Exhibit 99.1

APPLIED AVIONICS, INC.

FINANCIAL STATEMENTS

AND SUPPLEMENTAL INFORMATION

Year Ended December 27, 2023

with Report of Independent Auditors

APPLIED AVIONICS, INC.

FINANCIAL STATEMENTS

AND SUPPLEMENTAL INFORMATION

Year Ended December 27, 2023

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

Applied Avionics, Inc.

Opinion

We have audited the financial statements of Applied Avionics, Inc. (the “Company”), which comprise the balance sheet as of December 27, 2023, and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 27, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control– related matters that we identified during the audit.

Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The schedule of the accumulated adjustments account and retained earnings is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Whitley Penn LLP

Fort Worth, Texas
September 10, 2024

APPLIED AVIONICS, INC.

BALANCE SHEET

December 27, 2023

Assets
Current assets:
Cash and cash equivalents	$6,727,570
Trade accounts receivable, net of allowance for credit losses of $16,903	3,069,751
Inventories, net	8,559,710
Prepaid expenses and other current assets	561,074
Total current assets	18,918,105

Property, plant, and equipment, net	3,187,476
Right-of-use assets - operating leases, net	12,095

Total assets	$22,117,676

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$363,255
Accrued liabilities	3,140,913
Customer advance payment deposits	1,494,261
Current portion of operating lease liabilities	6,636
Distributions payable	63,692
Total current liabilities	5,068,757

Operating lease liabilities, net of current portion	28,227
Total liabilities	5,096,984

Stockholders' equity:
Common stock - voting; $.01 par value; 2,800,000 shares authorized; 1,167,519 issued; 1,145,319 outstanding	11,675
Common stock - non-voting; $.01 par value; 200,000 shares authorized; 57,200 shares issued and outstanding	572
Capital in excess of par value	2,001,653
Retained earnings	15,894,792
Less: treasury stock, at cost (22,200 voting shares)	(888,000)
Total stockholders' equity	17,020,692

Total liabilities and stockholders' equity	$22,117,676

See accompanying notes to financial statements

APPLIED AVIONICS, INC.

STATEMENT OF INCOME

Year Ended December 27, 2023

Net sales	$36,979,318
Cost of sales	9,761,354
Gross profit	27,217,964

Selling, general, and administrative expenses	13,333,455

Income from operations	13,884,509

Other income (expense):
Interest income	574,061
Other expense, net	(7,789)
Total other income, net	566,272

Net income	$14,450,781

See accompanying notes to financial statements.

APPLIED AVIONICS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Year Ended December 27, 2023

	Voting Common Stock	Non-Voting Common Stock	Capital In Excess of Par Value	Retained Earnings	Treasury Stock	Total
Balance at December 28, 2022	$11,675	$572	$2,001,653	$15,077,280	$(888,000)	$16,203,180

Net income	-	-	-	14,450,781	-	14,450,781
Distributions	-	-	-	(13,633,269)	-	(13,633,269)

Balance at December 27, 2023	$11,675	$572	$2,001,653	$15,894,792	$(888,000)	$17,020,692

See accompanying notes to financial statements.

APPLIED AVIONICS, INC.

STATEMENT OF CASH FLOWS

Year Ended December 27, 2023

Operating Activities
Net income	$14,450,781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	540,859
Amortization of right-of-use assets	6,021
Provision for credit losses	723
Non-cash lease expense	611
Changes in operating assets and liabilities:
Trade accounts receivable, net	(376,334)
Inventories, net	203,164
Prepaid expenses and other current assets	47,405
Accounts payable and accrued liabilities	(112,485)
Operating lease liabilities	(6,636)
Customer advance payment deposits	900,224
Net cash provided by operating activities	15,654,333

Investing Activities
Purchases of property, plant, and equipment	(249,292)
Net cash used in investing activities	(249,292)

Financing Activities
Distributions paid to stockholders	(15,989,925)
Net cash used in financing activities	(15,989,925)

Net decrease in cash and cash equivalents	(584,884)
Cash and cash equivalents at beginning of year	7,312,454

Cash and cash equivalents at end of year	$6,727,570

See accompanying notes to financial statements.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 27, 2023

A.
Nature of Operations

Applied Avionics, Inc. (the “Company”) is an S Corporation and manufactures MIL-Spec illuminated electro-mechanical pushbutton switches and other avionic electrical components. These products are used in aircraft, ground systems, and on shipboard. The Company researches, designs, and manufactures products to meet the human-machine and system-system interface requirements of commercial and military organizations worldwide. The Company is located in Fort Worth, Texas.

B.
Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Fiscal Year

The Company uses a 52/53-week year, which ends on the last Wednesday of the calendar year. The accompanying financial statements reflect operations and cash flows from December 29, 2022 through December 27, 2023 (52 weeks).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased or a money market fund to be cash equivalents. The Company held $6,255,000 in short-term investments at December 27, 2023. Other cash balances were $472,570 at December 27, 2023. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies – continued

Trade Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not typically bear interest. The Company regularly monitors and assesses its risk of not collecting amounts owed by customers. The Company operates primarily in the commercial aircraft and aerospace and defense industry and its accounts receivable are primarily derived from customers servicing that industry. At each balance sheet date, the Company recognizes an expected allowance for credit losses if determined necessary. In addition, at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist. If applicable, accounts receivable are evaluated individually when they do not share similar risk characteristics which could exist in circumstances where amounts are considered at risk or uncollectible.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segment has remained constant since the Company’s inception.

Credit is extended to the Company’s customers based on an evaluation of each customer’s financial condition and other relevant risk factors. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The allowance for credit losses for the year ended December 27, 2023, was approximately $17,000. The opening balance of accounts receivable as of December 29, 2022, was approximately $2,694,000, net of an allowance for credit losses of approximately $16,000.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized and offset to credit loss expense in the year of recovery, in accordance with the Company’s accounting policy election.

Inventories

Inventories consist primarily of raw materials and work-in-process and are stated at the lower of cost or net realizable value. Cost is determined using a standard cost method, which approximates a first- in, first-out method. Inventories include factory overhead that is applied on the basis of labor costs and manufacturing expenses incurred. Fixed costs related to excess manufacturing capacity, freight, handling costs, scrap, and spoilage are expensed when incurred. A valuation allowance is established and adjusted periodically to provide for estimated excess and obsolescence based upon the aging of inventory and market trends. As of December 27, 2023, the Company had recorded a reserve of approximately $225,000.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies – continued

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the assets’ estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts, and any gains or losses are reflected in the accompanying statement of income. Property and equipment are depreciated over the following estimated useful lives:

Buildings and improvements	15-39 years
Machinery and equipment	3-7 years
Office equipment	3-7 years
Automobiles	3-7 years
Furniture and fixtures	3-7 years

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows that the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value and is recorded in the period the determination was made. Based upon management’s assessment, there was no impairment of long-lived assets at December 27, 2023.

Leases

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Operating lease right-of-use assets (“ROU assets”) represent the Company’s right to use an underlying asset for the lease term. Operating lease liabilities (“lease liabilities”) represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company excludes short-term leases having initial terms of 12 months or less from ROU assets and lease liabilities and recognizes rent expense on a straight-line basis over the lease term.

The Company has leases for certain office equipment. The operating leases contain renewal options that provide for rent increases based on prevailing market conditions.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies – continued

Leases - continued

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company has elected to utilize the applicable risk-free rate in effect at the time of the lease inception. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions, or covenants.

Customer Advance Payment Deposits

The Company requires advance payments on sales orders from certain customers, and the advance payments are held as customer deposits until shipment has occurred. The opening balance of customer advance payment deposits was approximately $594,000 at December 29, 2022.

Distributions

The Company’s distribution policy is that pro-rata distributions are to be declared and paid to each stockholder in an aggregate amount equal to a percentage of the Company’s net income that is determined by the Company’s Board of Directors on an annual basis. At December 27, 2023, there was approximately $64,000 of distributions declared and payable in the accompanying balance sheet.

Revenue Recognition

The Company derives its revenues from the manufacturing and distribution of its MIL-Spec illuminated electro-mechanical pushbutton switches and other avionic electrical components. The Company accounts for revenue from contracts with customers through the following steps:

•
Identification of the contract with a customer.
•
Identification of the performance obligations in the contract.
•
Determination of the transaction price.
•
Allocation of the transaction price to the performance obligations in the contract.
•
Recognition of revenue when, or as, the Company satisfies a performance obligation.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies – continued

Revenue - continued

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product or service to its customer. The Company’s contracts generally do not include any significant financing components.

Performance Obligations

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product or service to its customer. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer.

A contract’s transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company’s contracts have a single performance obligation. The nature of the Company’s business occasionally gives rise to variable consideration, including rebates, allowances, and returns that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on achieving certain levels of sales activity, product returns, or price concessions. Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognition will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based on historical experience and known trends.

All of the Company’s revenue is from products transferred to customers at a point in time. The Company recognizes revenue at the point in time in which the customer obtains control of the product, which is generally when product title passes to the customer upon shipment.

Income Taxes

The stockholders of the Company have elected for the Company to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code (“IRC”). Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for the individual income taxes on their respective share of the Company’s taxable income or benefit on their respective share of the Company’s taxable loss.

GAAP prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management must determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position, and management’s opinion is that there are no such uncertain positions at December 27, 2023.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies – continued

Income Taxes - continued

The Company files income tax returns in the United States federal jurisdiction and certain states. At December 27, 2023, the Company’s prior year tax returns related to fiscal years ended December 25, 2019 through December 28, 2022, remain open to possible examination by the tax authorities. No tax returns are currently under examination by any tax authorities. As of December 27, 2023, the Company has not incurred any penalties or interest related to these returns.

Research and Development Costs

Costs related to the research, design, and development of products are charged to research and development expenses as incurred. For the year ended December 27, 2023, research and development costs totaled approximately $2,969,000 and are included within selling, general, and administrative expenses in the accompanying statement of income.

Advertising Costs

Advertising costs are charged to expense as incurred. For the year ended December 27, 2023, advertising costs approximated $189,000 and are included within selling, general, and administrative expenses in the accompanying statement of income.

Adoption of New Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU” or “standard”) 2016-13, Financial Instruments – Credit Losses (“Topic 326”): Measurement of Credit Losses on Financial Instruments. Subsequently, the FASB issued several clarifying standard updates to clarify and improve the ASU. These ASUs significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model that will be based on an estimate of current expected credit loss (“CECL”). Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the Company that are subject to the guidance in Topic 326 were trade accounts receivable. The Company adopted the standard effective December 29, 2022. The impact of the adoption was not considered material to the financial statements and primarily resulted in new and enhanced disclosures only.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

C. Allowance for Credit Losses

The allowance for credit losses for accounts receivable and the related activity are as follows as of December 27, 2023:

Beginning balance	$16,180
Provision for credit losses	723
Write-offs	-

Ending balance	$16,903

D. Inventories

The components of inventories are as follows at December 27, 2023:

Raw materials	$3,989,953
Work-in-process	4,588,113
Finished goods	206,718
8,784,784
Less allowance for obsolete inventory	(225,074)

Total inventories, net	$8,559,710

E. Property, Plant, and Equipment

The components of property, plant, and equipment are as follows at December 27, 2023:

Land	$576,076
Buildings and improvements	3,221,932
Machinery and equipment	7,534,041
Office equipment	1,413,741
Furniture and fixtures	467,568
Automobiles	128,242
Total property, plant, and equipment	13,341,600
Less accumulated depreciation	(10,154,124)

Property, plant, and equipment, net	$3,187,476

Depreciation expense for the year ended December 27, 2023, was approximately $541,000, and is included within selling, general, and administrative expenses in the statement of income.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

F. Stockholders’ Equity

Stockholders’ equity includes voting and non-voting shares of common stock. Non-voting shares do not have voting rights; however, they confer all other rights of voting shares, including identical rights to distribution and liquidation proceeds. The number of authorized voting and non-voting shares is 2,800,000 and 200,000, respectively, as of December 27, 2023.

G. Employee Retirement Plan

The Company sponsors the Applied Avionics, Inc. 401(k) Plan (the “Plan”). The Plan covers substantially all employees and provides for the Company to make a discretionary employer match based on employee contributions. In 2023, the annual maximum Company matching contribution was limited to $2,750 per participant. Matching contributions totaled approximately $195,000 for 2023 and are included in selling, general, and administrative expenses in the statement of income.

H. Executive Retirement Plan

The Company provides payment upon retirement to senior management personnel through an executive retirement plan who meet certain requirements prior to retirement. The executive retirement plan is intended to be an unfunded “top-hat plan” maintained for the purpose of providing benefits to a select group of management and certain other employees. The Company accrued approximately $450,000 for the executive retirement plan for the year ended December 27, 2023, and has a total liability of approximately $2,538,000 included within accrued liabilities on the accompanying balance sheet.

I. Leases

Total operating lease costs were approximately $6,600 for the year ended December 27, 2023, and are included within selling, general, and administrative expenses in the statement of income. There were no variable lease costs or short-term lease costs for the year ended December 27, 2023.

Weighted average lease term and discount rate as of December 27, 2023, are as follows:

Weighted average remaining lease term (years)
Operating leases	1.92
Weighted average discount rate
Operating leases	3.33%

Cash paid during the year ended December 27, 2023, for operating leases are as follows:

Operating leases
Operating cash flows	$6,636

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

I. Leases – continued

Maturities of lease liabilities as of December 27, 2023, are as follows:

Operating Leases
2024	$6,636
2025	28,610
Total lease payments	35,246
Less present value discount	(383)
Lease liabilities	$34,863

J. Risks and Uncertainties

Risk Concentrations

The Company’s sales are primarily to customers in the commercial aircraft and aerospace and defense industries, the most significant of which is the U.S. government, sold either directly to the

U.S. government or to government defense contractors. Sales to the U.S. government or government defense contractors amounted to approximately 39% of sales in 2023. At December 27, 2023, one customer accounted for approximately 11% of trade accounts receivable. The loss of these customers could have a material adverse effect on the Company.

K. Subsequent Events

In preparing the accompanying financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through September 10, 2024, the date the financial statements were available for issuance.

On July 18, 2024, Loar Group, Inc. entered into a purchase agreement with the Company to purchase all the issued and outstanding equity interests of the Company in exchange for aggregate cash consideration of approximately $385 million, subject to certain adjustments as set forth in the Purchase Agreement. The acquisition was completed on August 26, 2024.

SUPPLEMENTAL INFORMATION

APPLIED AVIONICS, INC.

SCHEDULE OF THE ACCUMULATED ADJUSTMENTS ACCOUNT

AND RETAINED EARNINGS

Year Ended December 27, 2023

Accumulated Adjustments Account:
Balance at beginning of year	$15,077,280
Net income	14,450,781
Distributions paid	(15,989,925)
Distributions payable at beginning of year	2,420,348
Distributions payable at end of year	(63,692)

Balance at end of year	$15,894,792